Raymond James & Associates Institutional Investors Conference

March 4, 2003

ExpressJet®

ExpressJet Holdings, Inc.

Portions of this presentation contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements reflect our expectations about future events and are subject to uncertainties, many of which are outside our control. Some of the known risks that could significantly impact revenues, operating results and capacity include, but are not limited to, our dependence on our capacity purchase agreement with Continental Airlines; our dependence on Continental Airlines' financial and operational strength; labor costs and relations, including the results of union contract negotiations; flight disruptions as a result of operational matters; deliveries of additional aircraft; our ability to implement our growth strategy; regulatory developments and costs, including the costs and other effects of enhanced security measures and other possible Federal Aviation Administration requirements; our high leverage; certain tax matters; competition and industry conditions; and the seasonal nature of the airline business. Additional information concerning these risk factors are described in our filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2002. In light of these uncertainties, the events described in the forward-looking statements of this presentation might not occur or might occur to a materially different extent than described in this presentation. We undertake no duty to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

ExpressJet

ExpressJet Airlines


ExpressJet
ExpressJet

- The world's largest operator of regional jets
  - 196 Embraer ERJs at March 4, 2003
  - 78 firm orders
  - 100 options
- Exclusive operator of regional jets for Continental Airlines in hubs
  - New York/Newark, Houston and Cleveland
- Approximately 1,000 flights daily to 114 destinations in USA, Mexico and Canada
- Named 2003 Regional Airline of the Year by *Air Transport World*

ExpressJet

2002 Financial Accomplishments

- Achieved excellent financial results in a difficult industry environment:
  - 11% revenue growth to $1.1 billion
  - 75% net income to common shareholders growth to $84 million
  - 55% basic and diluted EPS growth to $1.38
  - 13.6% operating margin
  - Excluding government grant, CASM declined 9%
  - Increased cash balance to $121 million
  - Reduced debt by $227 million, including $80 million in prepayments

- Executed $480 million initial public offering (NYSE: XJT):
  - Sold 30 million shares at $16 per share
  - Largest US airline IPO in history

ExpressJet

2002 Operational Accomplishments

- Completed transition to an all-jet fleet of Embraer regional jets
  - Inducted 51 ERJs
  - Retired last 33 turboprops
  - Introduced new longer range ERJ-145XR aircraft
  - Achieved 99.9% controllable* completion factor and 99.0% total completion factor
  - Served 9.2 million customers
  - Opened new stations in 12 cities
  - Hired approximately 600 employees



** Excludes cancellations due to weather and air traffic control*

Current ExpressJet Cities


Current Cities
Hub Locations

As of March 2003

ExpressJet

2002 Operating Results

(In millions, except per share data)	Full Year 2002	H/(L) than 2001	% H/(L) Than 2001
Total Operating Revenue	$ 1,089.1	$ 108.6	11.1
Operating Expenses			
Wages, Salaries & Benefits	$ 237.3	$ 23.7	11.1
Aircraft Rent	199.2	30.4	18.0
Fuel	100.1	(9.7)	(8.9)
Maintenance, Material & Repair	97.2	(38.2)	(28.2)
Other Rentals & Landing Fees	89.1	17.8	25.0
Other Operating Expenses	218.4	37.8	21.0
Total Operating Expenses	$ 941.3	$ 61.8	7.0
Operating Income (Loss)	$ 147.8	$ 46.8	46.3
Non-Operating Income (Expense)	$ (9.2)	$ (12.1)	(56.9)
Income/(Loss) Before:	$ 138.6	$ 58.9	73.9
Federal & State Income Taxes	(53.8)	22.2	70.2
Preferred Stock Dividend	(0.5)	0.5	n/m
Net Income/(Loss) to Common	$ 84.3	$ 36.2	75.3
Operating Margin	13.6%	3.3 pts	
EPS	$ 1.38	$ 0.49	55.1

2002 Operating Margin



14%
12%
10%
8%
6%
10.0%
1.5%
11.5%
0.7%
1.4%
13.6%
Base Margin
Margin Band Performance
Prevailing Margin
Labor
Incentives and Other
Actual Margin

Building Financial Strength ($MM)

- During industry down turn, pre-paid $80 million in debt and built $50 million in cash



$600
$400
$200
$0
$552
($147)
($80)
$326
YE 2001 CAL Note Balance
Principal Payments - IPO Proceeds
2002 Voluntary Pre-payments
2002 YE CAL Note Balance



$300
$200
$100
$0
$72
$114
($65)
$121
2001 Cash Balance
Cash Flow from Operations
Net Debt Payments, Cap Ex and Other
2002 Cash Balance

Other includes deferred income taxes and proceeds from sale of turboprop assets

ExpressJet

ERJ-145 2002 Cost Performance

- Focus on costs and efficiency yielded upside for our shareholders and a rebate to Continental Airlines

	Q1	Q2	Q3	Q4
Actual Cost per Block Hour	$1,952	$1,915	$1,925	$1,969
Planned Cost per Block Hour	$2,139	$2,097	$2,095	$2,113
Improvement	**8.7%**	**8.7%**	**8.1%**	**6.8%**

ExpressJet

ERJ-145XR Overview

- 1,500 mile range versus 1,100 miles for current fleet of ERJ-145LRs
- 100% commonality for flight deck and engine core
- 95% commonality for spare parts
- 104 aircraft, 100 options
- Began service November 2002



ExpressJet

Year End Fleet Plan – Firm Orders



300
250
200
150
100
50
0
188
224
245
266
274
2002A
2003E
2004E
2005E
2006E

- ExpressJet has 100 option positions it can exercise

Projected ASM Growth



Billions of ASMs
15
13
11
9
7
5
15.5% CAGR
2002A
2003E
2004E
2005E
2006E
2007E

Projected for firm aircraft orders only

Continental Airlines – A Strong Partner

- We are partnered with the best hub-and-spoke carrier
  - Operating at RASM premium to industry
  - Focusing on product and customer service



2002 EBITDAR Margin
20.0%
10.0%
0.0%
(10.0%)
15.3%
7.2%
6.1%
(2.4%)
(2.6%)
(6.1%)
Industry
1.9%
CAL
DAL
NWAC
AMR
US
UAL

EBITDAR Margin = (Operating Income + Depreciation & Amortization + Aircraft Rentals)/Operating Revenue
Excludes non-recurring items

ExpressJet

Value in ExpressJet

- Regional airline group P/E multiples are well below historical ranges

	XJT	ACAI	SKYW*	MESA
Closing Price 2/27/2002	$7.97	$6.14	$8.97	$4.00
2002 EPS Result	$1.38	$1.17	$1.34	$0.50
2002 P/E	5.8	5.2	6.7	8.0

** Used First Call consensus estimate for 4Q*

- ExpressJet is well-positioned for the future
  - All-jet, single fleet type operator
  - Planned capacity growth of 29% in 2003
  - Scale and launch customer economic advantages
  - Established track record for reliability and efficiency
  - Seamless product offering with Continental Airlines
  - Partnered with well positioned major airline
  - Infrastructure in place to support growth
  - Industry top-tier financial performance

